Exhibit 99.1
News Release
Amkor to Present at JP Morgan Technology Conference
Chandler, Ariz., May 13, 2008 — Amkor Technology, Inc. (NASDAQ: AMKR) today announced that Joanne Solomon, chief financial officer, and Jim Fusaro, corporate vice president, wirebond products, will participate in the JP Morgan 36th Annual Technology Conference in Boston, Mass. on Wednesday, May 21, 2008. The presentation is scheduled to begin at 3:00 p.m. (EDT).
The presentation format will be analyst-led Q&A discussion without the use of presentation slides. An audio-only webcast of the presentation will be made available, both live and by replay, on the Investor Relations section of the company’s website. In accordance with company policy, Amkor will not update, reaffirm or otherwise comment on any prior financial guidance during this conference. Amkor’s financial guidance for the quarter is effective only on the date given.
About Amkor
Amkor is a leading provider of advanced semiconductor assembly and test services. The company offers semiconductor companies and electronics OEMs a complete set of microelectronics design and manufacturing services. More information on Amkor is available from the company’s SEC filings and on Amkor’s website: www.amkor.com.
Contact:
Joanne Solomon, Chief Financial Officer, 480-821-5000, jsolo@amkor.com
Claire McAdams, Investor Relations, 530-274-0551, cmcad@amkor.com